Registration No. 333-102812

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DUQUESNE LIGHT HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	25-1598483
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

411 Seventh Avenue

Pittsburgh, PA 15219

(412) 393-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Duquesne Light Holdings, Inc. 2002 Long-Term Incentive Plan

(Full Title of the Plan)

Morgan K. O’Brien

President and Chief Executive Officer

411 Seventh Avenue

Pittsburgh, PA 15219

(412) 393-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

EXPLANATORY NOTE

The Registration Statement on Form S-8 (Registration No. 333-102812) (the “Registration Statement”) of Duquesne Light Holdings, Inc. (“Holdings”), pertaining to the registration of certain shares of Holdings’ common stock, no par value (“Holdings Common Stock”), issuable to eligible employees of Holdings under the Duquesne Light Holdings, Inc. 2002 Long-Term Incentive Plan, to which this Post-Effective Amendment No. 1 relates, was filed with the Securities and Exchange Commission on January 29, 2003.

Holdings, DQE Holdings LLC (“Parent”), and DQE Merger Sub Inc. (“Merger Sub”), entered into an Agreement and Plan of Merger dated as of July 5, 2006, that provides for, among other things, the merger of Merger Sub with and into Holdings with Holdings surviving as a wholly owned subsidiary of Parent and the conversion of each outstanding share of Holdings Common Stock into the right to receive $20.00 to the holder in cash, without interest (subject to applicable withholding taxes) (the “Merger”). The Merger is expected to become effective May 31, 2007.

In connection with the Merger, Holdings has terminated all offerings of Holdings Common Stock pursuant to its existing registration statements, including the Registration Statement. Accordingly, Holdings hereby removes from registration all shares of Holdings Common Stock registered under the Registration Statement which remain unsold as of the date hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.	Description

24.1	Power of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 30th day of May, 2007.

DUQUESNE LIGHT HOLDINGS, INC.

By:	/s/ Morgan K. O’Brien
Morgan K. O’Brien President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated:

Signature	Title	Date

/s/ Morgan K. O’Brien Morgan K. O’Brien	President, Chief Executive Officer and Director	May 30, 2007

/s/ Mark E. Kaplan Mark E. Kaplan	Senior Vice President and Chief Financial Officer	May 30, 2007

/s/ Susan S. Betta Susan S. Betta	Controller (Principal Accounting Officer)	May 30, 2007

* Pritam M. Advani	Director

* Doreen E. Boyce	Director

* Robert P. Bozzone	Director

* Charles C. Cohen	Director

* Sigo Falk	Director

* Joseph C. Guyaux	Director

* David M. Kelly	Director

* John D. Turner	Director

*/s/ Mark E. Kaplan	Attorney-in-Fact	May 30, 2007

Pursuant to the requirements of the Securities Act, the undersigned Plan Administrator of the Duquesne Light Holdings, Inc. 2002 Long-Term Incentive Plan has duly caused this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 30th day of May, 2007.

DUQUESNE LIGHT HOLDINGS, INC. 2002 LONG-TERM INCENTIVE PLAN

By:	/s/ Mark E. Kaplan
Mark E. Kaplan, Senior Vice President and Chief Financial Officer of Duquesne Light Holdings, Inc.